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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                  OF AUTOMOTIVE
                       SAFETY SYSTEMS INTERNATIONAL, INC.


         Automotive Safety Systems International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1. The present name of the corporation is Automotive Safety Systems International, Inc. (the "Corporation"), which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is February 1, 1994.

2. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Corporation's Board of Directors and the sole stockholder entitled to vote in accordance with the provisions of Sections 141, 228, and 242 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                  FIRST: Name. The name of the Corporation is Automotive Safety Components International, Inc.


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         IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of
Incorporation has been affirmed and acknowledged this 7th day of February, 1994.


                                   AUTOMOTIVE SAFETY SYSTEMS INTERNATIONAL, INC.

                                   By:    /s/ Robert A. Zummo
                                          --------------------------------------
                                          Robert A. Zummo
                                          President and Chief Executive Officer


Attest:


/s/ W. Hardy Myers
------------------------------
W. Hardy Myers
Treasurer, Secretary and
Chief Financial Officer


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